As filed with the Securities and Exchange Commission on March 14, 2002

Registration No. 333-75892

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMETEK, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	14-1682544 (I.R.S. Employer Identification No.)

37 North Valley Road
Paoli, Pennsylvania 19301
(610) 647-2121

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

John J. Molinelli
Executive Vice President - Chief Financial Officer
37 North Valley Road
Paoli, Pennsylvania 19301
(610) 647-2121

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Anna T. Pinedo, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
(212) 806-5570

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

          If only the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Explanatory Note: This Amendment No. 1 to the Registration Statement is being filed for the sole purpose of filing additional and amended exhibits.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paoli, Pennsylvania on the 14th day of March, 2002.

AMETEK, INC. By: /s/ Frank S. Hermance Frank S. Hermance Chairman of the Board, Chief Executive Officer and Director

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title

Frank S. Hermance* Frank S. Hermance	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2002

John J. Molinelli* John J. Molinelli	Executive Vice President - Chief Financial Officer (Principal Financial Officer)	March 14, 2002

Robert R. Mandos, Jr.* Robert R. Mandos, Jr.	Vice President & Comptroller (Principal Accounting Officer)	March 14, 2002

Lewis G. Cole* Lewis G. Cole	Director	March 14, 2002

Helmut N. Friedlaender* Helmut N. Friedlaender	Director	March 14, 2002

Sheldon S. Gordon	Director	March 14, 2002

Charles D. Klein	Director	March 14, 2002

James R. Malone* James R. Malone	Director	March 14, 2002

David P. Steinmann* David P. Steinmann	Director	March 14, 2002

Elizabeth R. Varet* Elizabeth R. Varet	Director	March 14, 2002

*By: /s/ Donna F. Winquist
       Donna F. Winquist
       Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of underwriting agreement for common stock

1.2	Form of underwriting agreement for preferred stock

1.3	Form of underwriting agreement for debt securities

4.1	Form of warrant exercisable for common stock

4.2	Form of warrant exercisable for preferred stock

4.3	Form of Preferred Stock Certificate(1)

4.4	Senior Indenture, dated as of March 12, 2002 between AMETEK, Inc. and The Bank of New York, as trustee

4.5	Form of senior note(2)

4.6	Subordinated Indenture, dated as of March 12, 2002 between AMETEK, Inc. and The Bank of New York, as trustee

4.7	Form of subordinated note(2)

5.1	Opinion of Stroock & Stroock & Lavan LLP as to the legality of the securities(3)

23.1	Consent of Ernst & Young LLP, Independent Auditors(3)

23.2	Consent of Stroock & Stroock & Lavan LLP. Reference is made to Exhibit 5.1(3)

24.1	Power of Attorney, Reference is made to page II-6(3)

25.1	Statement of Eligibility of Senior Trustee on Form T-1

25.2	Statement of Eligibility of Subordinated Trustee on Form T-1

__________________

(1) To be incorporated by reference in a Current Report on Form 8-K in connection with the offering of preferred stock.

(2) To be incorporated by reference in a Current Report on Form 8-K in connection with the offering of debt securities.

(3) Previously filed with this Registration Statement.